UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006

FIIC Holdings, Inc.
(Exact name of registrant specified in charter)

Delaware	000-33339	20-4397836
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Bethel Road, First Floor, Columbus, Ohio 43220
(Address of principal executive offices) (Zip Code)

(614) 326-5469
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 26, 2006, the management of FIIC Holdings, Inc., a Delaware corporation (the “Company”) concluded that its previously issued financial statements as of and for the year ended December 31, 2005, as included in its Current Report on Form 8-K dated March 6, 2006 (the “March 6, 2006 8-K”), should no longer be relied upon as a result of the Company erroneously recording warrants issued in connection with certain convertible debt securities. Accordingly, the Company will restate its financial statements for the year ended December 31, 2005, and file an amendment to its March 6, 2006 8-K disclosing the effect of the errors.

This conclusion was based upon conversations between the Company’s current independent auditors (Russell Bedford Stefanou Mirchandani LLP), the auditors of the December 31, 2005 financial statements (Schoonover Boyer + Associates), its Chief Financial Officer and its Chief Executive Officer during the preparation of the Company’s unaudited condensed financial information to be included in the Company’s Quarterly Report on Form 10-QSB for the period ended March 31, 2006. During this process, management and the Board of Directors of the Company were alerted to the facts and circumstances regarding the errors in accounting for the warrants issued in connection with the previously issued convertible debt. Authorized officers of the Company discussed this matter with the Company's independent public accounting firm who agreed that the Company's previously issued financial statements described above could not be relied upon and needed to be restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIIC HOLDINGS, INC.

Date: June 2, 2006	By: /s/ James W. France
James W. France
President and Chief Executive Officer
(Duly Authorized Officer)